                                                Filed Pursuant to Rule 424(b)(3)
                                                              File No. 333-45636

                               SAPIENT CORPORATION

                 PROSPECTUS SUPPLEMENT NO. 2 DATED APRIL 5, 2001
         TO THE PROSPECTUS DATED SEPTEMBER 26, 2000, AS SUPPLEMENTED BY
               PROSPECTUS SUPPLEMENT NO. 1 DATED DECEMBER 4, 2000

         The information in this prospectus supplement concerning the selling stockholders supplements the statements set forth under the caption "Selling Stockholders" in the prospectus. This prospectus supplement should be read in conjunction with the prospectus, which is required to be delivered with this prospectus supplement.

                         ------------------------------

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THE PROSPECTUS.

                         ------------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

         The information in the following table is presented as of April 2, 2001 and supersedes in part the information in the table appearing under the heading "Selling Stockholders" in the prospectus:

                                          Shares of Common Stock      Number of Shares   Shares of Common Stock to be
                                       Beneficially Owned Prior to    of Common Stock      Beneficially Owned After
     Name of Selling Stockholder                 Offering              Being Offered             Offering (1)
     ---------------------------                 --------              -------------             ------------
                                          Number       Percentage                           Number       Percentage
                                          ------       ----------                           ------       ----------
Rob Adams                                     19           *                  19               0             *

Aragona Ltd.                               7,086           *               7,086               0             *

Joseph C. Aragona                            545           *                 545               0             *

A.V. Partners IV, L.P.                   150,334(2)        *             150,334(2)            0             *

A.V. Partners VI, L.P.                   150,334(2)        *             150,334(2)            0             *

AVP Management Services, Inc.                 46           *                  46               0             *

Frederick Bamber                             496           *                 496               0             *

                                          Shares of Common Stock      Number of Shares   Shares of Common Stock to be
                                       Beneficially Owned Prior to    of Common Stock      Beneficially Owned After
     Name of Selling Stockholder                 Offering              Being Offered             Offering (1)
     ---------------------------                 --------              -------------             ------------
                                          Number       Percentage                           Number       Percentage
                                          ------       ----------                           ------       ----------
The Board of Regents of the
University of Texas System                 6,563           *               6,563               0             *

David Boucher                                496           *                 496               0             *

Cable Acquisitions, Inc.                  16,409           *              16,409               0             *

Jim Clardy                                    39           *                  39               0             *

J. Ross Cockrell                              77           *                  77               0             *

Cox Enterprises, Inc.                     15,805           *              15,805               0             *

CSK Corporation                           16,409           *              16,409               0             *

Dainippon Screen Manufacturing Co.
Ltd.                                      32,214           *              32,214               0             *

DeAngelis Ltd.                               873           *                 873               0             *

Kenneth P. DeAngelis                       6,878           *               6,878               0             *

Denver Public School Employees'
Pension Fund                              18,371           *              18,371               0             *

John C. Dirvin                                77           *                  77               0             *

Eugene Flath                                 138           *                 138               0             *

Flexibility Ltd.                             496           *                 496               0             *

Garvey Ltd.                                  677           *                 677               0             *

Jeffery C. Garvey                          7,121           *               7,121               0             *

Brian S. Goffman                              39           *                  39               0             *

Thomas Grant                                 496           *                 496               0             *

Peter Huff                                    77           *                  77               0             *

Hughes Electronics Corporation            16,409           *              16,409               0             *

Shawn L. Kelly                                10           *                  10               0             *

Robert E. Kornblum                            10           *                  10               0             *

Landmark Equity Partners V, LP            32,214           *              32,214               0             *

The Henry Luce Foundation                 12,885           *              12,885               0             *

                                          Shares of Common Stock      Number of Shares   Shares of Common Stock to be
                                       Beneficially Owned Prior to    of Common Stock      Beneficially Owned After
     Name of Selling Stockholder                 Offering              Being Offered             Offering (1)
     ---------------------------                 --------              -------------             ------------
                                          Number       Percentage                           Number       Percentage
                                          ------       ----------                           ------       ----------
Jane MacElree                              1,580           *               1,580               0             *

Metropolitan Life Insurance Company        6,322           *               6,322               0             *

Millbank Technology Partnership
Holdings Incorporated
c/o Pearson Inc.                          32,214           *              32,214               0             *

Minnesota Mining & Manufacturing
Company                                    9,845           *               9,845               0             *

The Helen C. Moseley Trust                   790           *                 790               0             *

National Semiconductor Corp.              16,409           *              16,409               0             *

Nicholas Negroponte                          228           *                 228               0             *

John E. Nicholson                          1,031           *               1,031               0             *

Edward E. Olkkola                            217           *                 217               0             *

Chris A. Pacitti                              77           *                  77               0             *

The Permanent University Fund of the
State of Texas                            26,254           *              26,254               0             *

Provident B LLC                            1,247           *               1,247               0             *

Rock Harbor, L.P.                             72           *                  72               0             *

SBC Master Pension Trust                   6,322           *               6,322               0             *

Dan Shimer                                    39           *                  39               0             *

Silverton Partners                         7,385           *               7,385               0             *

Michelle Ros Stecker,
custodian for Jessica DeAngelis               94           *                  94               0             *

Michelle Ros Stecker,
custodian for Nicholas DeAngelis              94           *                  94               0             *

Michelle Ros Stecker,
custodian for Ross DeAngelis                  94           *                  94               0             *

Michelle Ros Stecker,
custodian for Simone DeAngelis                94           *                  94               0             *

Stephen D. Straus                             77           *                  77               0             *

                                          Shares of Common Stock      Number of Shares   Shares of Common Stock to be
                                       Beneficially Owned Prior to    of Common Stock      Beneficially Owned After
     Name of Selling Stockholder                 Offering              Being Offered             Offering (1)
     ---------------------------                 --------              -------------             ------------
                                          Number       Percentage                           Number       Percentage
                                          ------       ----------                           ------       ----------
Cheryl and Robert Swisher                     39           *                  39               0             *

John D. Thornton                              84           *                  84               0             *

John Thornton Family I, Ltd.               3,895           *               3,895               0             *

John Thornton Family II, Ltd.                496           *                 496               0             *

TIP Partners, LP                           2,845           *               2,845               0             *

Jimmy Treybig                                 39           *                  39               0             *

Blaine F. Wesner                           4,226           *               4,226               0             *

The Wesner Trust                             222           *                 222               0             *

The Scott Wesner Trust                        27           *                  27               0             *

Westfield, Waccabuc Partners II, LP        1,422           *               1,422               0             *

William P. Wood                              432           *                 432               0             *

----------------------------
* Less than one percent.

(1) We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(2) Consists of 150,334 shares held in the escrow account securing the indemnification obligations of the former Human Code stockholders to us which may be sold by AV Partners IV, L.P. or AV Partners VI, L.P. solely in their capacity as indemnification representatives under the escrow agreement to satisfy certain payment obligations of the former Human Code stockholders to American Stock Transfer & Trust Company as escrow agent.